  EXHIBIT 19.1

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

1. Background and Purpose

1.1

VolitionRx Limited (the “Company”) is adopting this amended and restated Insider Trading & Blackout Policy (this “Policy”) as of April 24, 2023, in light of federal securities laws that prohibit individuals from (i) purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or (ii) disclosing material nonpublic information (“tipping”) to others who might trade on the basis of that information.

1.2

The federal securities laws impose severe sanctions on individuals who violate them, including imprisonment, disgorgement of profits gained, or losses avoided, and substantial civil and criminal fines. In addition, the Securities and Exchange Commission (the “SEC”) has the authority to impose large fines on the Company and on its supervisory personnel if they fail to take appropriate steps to prevent insider trading (so-called “controlling person” liability).

1.3

This Policy applies to all members of the Board of Directors of the Company1 (each, a “Director”), all executive officers and employees of the Company, and certain consultants of the Company and/or other persons designated from time to time by the Company. Individuals subject to this policy are responsible for ensuring that family members who share the same address as, or are financially dependent on, such individual also comply with this Policy. This Policy also applies to any entities controlled by individuals subject to this Policy, including any corporations, limited liability companies, partnerships, trusts or other entities (such entities, together with all Directors, executive officers and employees of the Company, as well as certain consultants of the Company and/or other persons designated from time to time by the Company as being subject to this Policy, are referred to as “Covered Persons”).

1.4

There is no bright line test for determining whether particular information is material. Such a determination depends on the facts and circumstances unique to each situation and cannot be made solely based on the potential financial impact of the information. However, in general information is “material” (i) if a reasonable investor would likely consider the information important in making a decision to buy, hold or sell securities; or (ii) the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available in the marketplace about the Company. Any information that could reasonably be expected to affect the price of the security is material. The information may be positive or negative. Financial information is frequently material, even if it covers only part of a fiscal period or less than all of the Company’s operations, since either of these might convey enough information about the Company’s consolidated results to be considered material information.

1.5

While it is impossible to list all types of information that might be deemed “material” under particular circumstances, information dealing with the following subjects affecting the Company would generally be considered material:

·	information regarding sales, revenues or earnings (including projections);
·	financial forecasts of any kind, including earnings estimates or changes in previously announced earnings estimates;
·	restatements of financial results, or material impairments, write-offs or restructurings;

1 As used in this Policy, the term “Company” includes any direct or indirect subsidiary of the Company.

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Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

·	significant business trends and metrics;
·	significant proposed joint ventures, mergers, acquisitions, investments or divestitures;
·	significant developments in products or services, including commercial launches;
·	regulatory developments for new or existing products;
·	results of clinical trials;
·	gain or loss of substantial customers;
·	news of a significant sale, disposition or write-down of assets;
·	execution or termination of significant contracts or other commercial arrangements;
·	financings or restructurings;
·	repayment or incurrence of indebtedness;
·	significant unusual gains or losses;
·	changes in business strategies;
·	developments in significant litigation or government investigations;
·	the contents of forthcoming publications that may affect the market price of Company securities;
·	public or private debt or equity offerings;
·	significant changes in senior management or other major personnel changes, labor disputes or negotiations;
·	VNRX share repurchases;
·	stock splits, recapitalizations or dividend information; or
·	significant breaches of information technology systems or other events impacting cybersecurity.

1.4

Information is “nonpublic” if it has not been disseminated in a manner making it available to investors generally. For information to be considered public, there should be some evidence that it has been widely disseminated and that the investing public has had time to absorb the information. You should generally consider information nonpublic until after the completion of at least one full trading day after the information is publicly released, including by press release or widely circulated public disclosure documents filed with the SEC, such as prospectuses or 10-K, 10-Q or 8-K reports, or other method that has been determined by the SEC to be compliant with Regulation FD.

This Policy is intended to summarize the insider trading rules and help:

·	prevent inadvertent violations of the insider trading laws;
·	avoid embarrassing proxy disclosure of reporting violations by persons subject to
Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”);
·	avoid even the appearance of impropriety on the part of those employed by, or associated with, the Company;
·	protect the Company from controlling person liability; and
·	protect the reputation of the Company, its Directors, executive officers and employees.

You should always remember that anyone scrutinizing transactions in Company securities will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any such transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight and consult with the Compliance Officer (defined below) as needed. Further, there may be instances where you suffer financial harm or other hardship or are otherwise required to forego a planned transaction because of the restrictions imposed by this Policy.  Personal financial emergency or other personal circumstances are not mitigating factors under securities laws and will not excuse a failure to comply with this Policy. See Section 5 for additional information about requesting approval to sell Company securities in connection with a financial or other hardship.

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

  2. Compliance and Oversight by the Compliance Officer

2.1

The Board of Directors has designated the Company’s Corporate Secretary as the Compliance Officer to oversee compliance with this Policy (the “Compliance Officer”). The duties of the Compliance Officer will include:

·	reviewing and either approving or prohibiting proposed trades and Trading Plans in accordance with the procedures set forth below in Sections 5, 6 and 7;
·	designating and announcing any special trading blackout periods (as discussed in Section 4);
·

providing and otherwise making available copies of this Policy and other appropriate materials to all current and new Directors, executive officers and employees, and such other persons whom the Compliance Officer determines have access to material nonpublic information concerning the Company;

·	responding to all inquiries relating to this Policy and its procedures;
·	administering and interpreting this Policy and monitoring compliance with its provisions and procedures;
·

recommending revisions to this Policy (with the assistance of outside legal counsel as necessary) to reflect changes in applicable laws, regulations or listing standards, provided that all changes to this Policy must be approved by the Board;

·	maintaining as Company records originals or copies of all documents required by the provisions of this Policy and copies of all required SEC reports relating to insider trading; and
·	such other duties and responsibilities as are consistent with the terms of this Policy.

The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties under this Policy in the event that the Compliance Officer is unable or unavailable to perform such duties.

3. Prohibited Activities

3.1	No Covered Person may engage in any of the following prohibited activities:

·

purchase, sell, transfer or effectuate any other transaction in any securities of the Company while he or she is aware of any material nonpublic information concerning the Company or its securities. This prohibition includes sales of shares received upon exercise of stock options, upon vesting of restricted stock, or upon settlement of restricted stock units;

·

disclose material nonpublic information concerning the Company or its securities to any outside person (including family members, affiliates, analysts, investors, members of the investment community and news media). Should a Covered Person inadvertently disclose such information to an outside person, such Covered Person must promptly inform the Compliance Officer (or, in the absence of the Compliance Officer, the Chief Financial Officer or General Counsel) regarding this disclosure. In that event, the Company will either take steps necessary to (i) preserve the confidentiality of the information, including requiring the outside person to agree in writing to comply with the terms of this Policy and/or sign a confidentiality agreement, or (ii) disclose the information publicly in accordance with the requirements of Regulation FD;

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

·

purchase Company securities on margin, hold Company securities in a margin account, or otherwise pledge Company securities as collateral for a loan because, in the event of a margin call or default on the loan, the broker or lender could sell the shares at a time when a Covered Person is in possession of material non-public information, resulting in liability for insider trading. The Compensation Committee of the Board may make exceptions to this prohibition on a case-by- case basis. All requests for preapproval should be submitted at least ten days prior to the proposed date of execution of the pledge. Any Covered Person who intends to pledge the Company’s securities must clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.

·

participate in short-term and speculative trading in Company securities, as well as hedging and other derivative transactions involving Company securities, that can create the appearance of impropriety and may become the subject of an SEC or FINRA investigation. These types of transactions can also result in inadvertent violations of insider trading laws and/or liability for “short-swing” profits under Section 16(b) of the Exchange Act. Therefore, it is the Company’s policy to prohibit the following activities, even if you are not in possession of material non-public information:

o

trading in any interest or position relating to the future price of Company securities, such as put or call options or other derivative securities, or entering into any short sale of Company securities.

o

hedging the value of Company securities. A “hedge” is a transaction designed to offset or reduce the risk of a decline in the market value of an equity security, and can include, but is not limited to, prepaid variable forward contracts, equity swaps, collars and exchange funds.

o	trading in securities of the Company on an active basis, including short- term speculation.

·

purchase or sell any securities of another company while he or she is aware of any material nonpublic information concerning such other company which he or she learned in the course of his or her service as a Director, executive officer, or employee of the Company or otherwise through his or her association with the Company;

·

disclose to any other person any material nonpublic information concerning another company which he or she learned in the course of his or her service as a Director, executive officer, or employee of the Company or otherwise through his or her association with the Company, if it is reasonably foreseeable that such person may use that information in purchasing or selling securities of such other company; or

·

make any information about the Company publicly available, including by posting information about the Company on any Internet message board or social media site, except to the extent specifically authorized to do so.

HR-01-05-02 (a)

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

3.2

Unless the Compliance Officer otherwise determines either generally or on a case-by-case basis, the prohibition on purchases and sales of Company securities under this Policy does not apply to any of the following:

·

acceptance or purchase of stock options, restricted stock, restricted stock units or other equity awards issued or offered by the Company, and the vesting, cancellation or forfeiture of stock options, restricted stock, restricted stock units or other equity awards in accordance with applicable plans and agreements;

·

exercise of vested stock options or warrants, either on a “cash for stock” or “stock for stock” basis, where no Company stock is sold (by the Covered Person, the Company or otherwise) to fund the option or warrant exercise. However, note that while vested stock options and warrants may be exercised at any time under this Policy, the sale of any stock acquired upon such exercise is subject to this Policy;

·

receipt of Company stock upon vesting of restricted stock or settlement of restricted stock units, as well as the withholding of Company stock by the Company in payment of tax obligations, provided that no Company stock is sold (by the Covered Person, the Company or otherwise) in connection with the payment of tax obligations;

·

Elections with respect to participation in an employee stock purchase plan operated by the Company or purchases made under such plan; provided, however, that the securities so acquired may not be sold except in compliance with this Policy;

·	transfers of Company stock by a Covered Person into a trust for which the Covered Person is a trustee, or from the trust back into the name of the Covered Person;
·

purchases and sales of mutual funds, exchange traded funds or other similar funds or investment vehicles that invest in securities of the Company and with respect to which the Covered Person is a passive investor and has no rights with respect to the voting or disposition of any Company securities, and purchases and sales of Company securities by any such entity;

·	purchases of securities from the Company or sales of securities to the Company in private securities transactions; and
·	purchases or sales made pursuant to a Rule 10b5-1 Trading Plan that has been approved in advance by the Compliance Officer (see Section 7 below).

4. Blackout Periods

4.1	No Covered Person may make any purchase or sale of securities of the Company during the following time periods (each, a “blackout period”):

·

beginning the earlier of the twentieth day of the third month of any fiscal quarter or the date on which the Company’s operating results for the second month of any fiscal quarter are first made available to senior management, and ending upon the completion of the first full trading day after the public announcement of earnings for such quarter;

·

beginning at the time of any public earnings-related announcement or public announcement of a significant corporate transaction or event and ending upon the completion of the first full trading day after such announcement, unless otherwise determined by the Compliance Officer; or

·	during such other periods as may be established from time to time by the Compliance Officer, in light of particular events or developments affecting the Company.

In addition, no Covered Person shall inform a non-Covered Person that a blackout period imposed as a result of particular events or developments is in effect.

There are no unconditional “safe harbors” for trades or transactions made at particular times, and all persons subject to this Policy must exercise good judgment at all times. Even when a regular blackout period is not in effect, you may be prohibited from engaging in any transactions involving the Company’s securities because you possess material nonpublic information concerning the Company or its securities, are subject to a special blackout period, or are otherwise restricted under this Policy.

HR-01-05-02 (a)

Proprietary Information

The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

5. Hardship Exemptions

5.1

The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities by a Covered Person outside of the applicable trading windows due to financial or other hardships only after:

·

the person desiring to effect a trade has notified the Compliance Officer in writing at least two business days prior to the intended trade date (i) of the circumstances of the hardship and (ii) has also provided the Stock Transaction Request form attached to this Policy indicating the amount and nature of the proposed trade;

·	he or she has certified to the Compliance Officer in writing prior to the proposed trade that:

	o	he or she is not in possession of material, nonpublic information concerning the Company; and
	o	to the best of his or her knowledge, the proposed trade does not violate the trading restrictions of Section 16 of the Exchange Act or Rule 144 of the Securities Act of 1933, as amended; and
·	the Compliance Officer or his designee has approved the trade and has certified such approval in writing.

5.2

The existence of these approval procedures does not in any way obligate the Compliance Officer to approve any trade requested by a hardship applicant. The Compliance Officer may reject any hardship exemption requests at his or her sole discretion. The Compliance Officer’s decision with respect to the pre-clearance of a particular trade or other transaction, whether approved or denied, shall be final and shall be kept confidential by the requestor.

5.3	If the proposed trade is not completed within three business days after receipt of written certification of Compliance Officer approval, a new trading request must be made.

6. Pre- Clearance Procedures for Approving Trades

6.1	No Covered Person may make any purchase or sale of securities of the Company (including derivative securities) until:

·

he or she has notified the Compliance Officer of the amount and nature of the proposed trade using the Stock Transaction Request form attached to this Policy. In order to provide adequate time for the preparation of any required reports under Section 16 of the Exchange Act, a Stock Transaction Request form should, if practicable, be received by the Compliance Officer at least two business days prior to the intended trade date;

·	he or she has certified to the Compliance Officer in writing prior to the proposed trade that:

	o	he or she is not in possession of material, nonpublic information concerning the Company; and
	o	to the best of his or her knowledge, the proposed trade does not violate the trading restrictions of Section 16 of the Exchange Act or Rule 144 of the Securities Act of 1933, as amended; and
·	the Compliance Officer or his designee has approved the trade and has certified such approval in writing.

HR-01-05-02 (a)

Proprietary Information

The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

6.3

Persons desiring to trade shall provide to the Compliance Officer any documentation reasonably requested by him or her in furtherance of the foregoing procedures. And failure to provide such requested information will be grounds for denial of approval by the Compliance Officer.

6.4

The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer to approve any trade requested. The Compliance Officer may reject any trading request at his or her sole discretion. The Compliance Officer’s decision with respect to the pre-clearance of a particular trade or other transaction, whether approved or denied, shall be final and shall be kept confidential by the requestor.

6.5	If the proposed trade is not completed within three business days after receipt of written certification of Compliance Officer approval, a new trading request must be made.

7. Rule 10b5-1 Trading Plans

A Rule 10b5-1 Trading Plan (a “Trading Plan”) is a contract to purchase, sell or otherwise transact securities according to a written instruction or plan established prior to effecting any transactions in the securities. In general, a Trading Plan must set forth a non-discretionary trading method by leaving the amount of securities to be purchased, sold or otherwise transacted and the price and date for each event to either (i) a written specification, (ii) a written formula, or (iii) a third party. Persons desiring to establish a Rule 10b5-1 Trading Plan must make their own arrangements with a broker to prepare a Trading Plan within the parameters of this Section 7.

Any Covered Person who wishes to implement a Trading Plan must first pre-clear the Trading Plan, and any renewals, amendments or modifications of the Trading Plan, with the Compliance Officer (or, in the case of the Compliance Officer, with the Compensation Committee). The Compliance Officer must approve the Trading Plan, or any renewals, amendments or modifications, in writing. If the proposed Trading Plan is not entered into, renewed, amended or modified within five trading days after the Covered Person has received pre-clearance (or fewer trading days, if so designated as a condition to receiving clearance), pre-clearance for the Trading Plan must be re-requested since circumstances may have changed over that time period.

While adoption of a Trading Plan does not obviate the requirement to otherwise comply with insider trading laws, it does provide an affirmative defense to a claim that the insider acted on the basis of material, nonpublic information, even if an individual was aware of such information at the time of the transaction.

To be adopted in good faith, the Trading Plan must be adopted, renewed, amended or modified when the individual has no knowledge of material nonpublic information, and the plan must not be made as part of a scheme to fraudulently evade insider trading prohibitions.

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

In addition to obtaining pre-clearance of a Trading Plan from the Compliance Officer noted above, a Trading Plan must meet the following requirements and specifications:

7.1

No Adoption During Blackout Period. A Trading Plan involving the Company’s securities may not be adopted, renewed, amended or modified by any Covered Person during any blackout period, even if the individual is not then in possession of any material nonpublic information.

7.2

90-Day Cooling-Off Period for Directors and Officers: A Trading Plan adopted by any director or officer may not commence until both (i) the passage of at least 90 calendar days after the adoption, renewal, amendment, or modification of the Trading Plan, and (ii) the passage of at least two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the Trading Plan was adopted, renewed, amended or modified (but in any event, the required cooling-off period is subject to a maximum of 120 calendar days after adoption, renewal, amendment or modification of the Trading Plan).

7.3

Cooling-Off Period for Covered Persons Who are Not Directors and Officers: The Trading Plan of a Covered Person who is not a director or officer may not commence until the passage of at least 30 calendar days following the adoption, renewal, amendment or modification of the Trading Plan.

7.4

Director and Officer Certifications: Any Trading Plan adopted by a director or officer must include a representation certifying that, at the time of the adoption, renewal, amendment or modification, the director or officer is: (i) not aware of material, nonpublic information about the Company or its securities; and (ii) adopting, renewing, amending or modifying the Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

7.5

Prohibition on Multiple Overlapping Trading Plans: No multiple overlapping Trading Plans will be permitted unless qualifying for one of the following exceptions and pre-cleared by the Compliance Officer under this Section 7: (i) a later-commencing Trading Plan that is not authorized to begin until after all trades under the earlier-commencing Trading Plan are completed or expired; or (ii) an outstanding or additional Trading Plan qualifies as an eligible sell-to-cover transaction (i.e., a sale of securities for the purpose of generating funds to cover the withholding taxes associated with equity vesting and elections under 401(K) plans or employee stock purchase plans that may be structured as Trading Plans).

Any amendments or modifications to a Trading Plan must meet each of the requirements of a new Trading Plan as described above. In addition, while this Policy does not limit the ability of a Covered Person to terminate a previously adopted Trading Plan, any new Trading Plan adopted following the termination of a previously adopted Trading Plan must meet each of the requirements of a new Trading Plan as described above.

Transactions effected under an approved Trading Plan will not require further pre-clearance at the time of the transaction and will typically not be subject to future trading blackout periods (regular or special) that may be in effect under this Policy at the time of the transaction (although the Compliance Officer retains the discretion to terminate a Trading Plan during any blackout period).

The Compliance Officer may, from time to time, institute additional parameters and requirements regarding Trading Plans.

Purchases, sales and other transactions made pursuant to a Trading Plan must still comply with all other applicable reporting requirements under federal and state securities laws, including filings pursuant to Section 16 of the Exchange Act.

Newly adopted SEC rules require the Company to make disclosures concerning the Trading Plans adopted, renewed, amended, modified or terminated by its officers and directors, including names, titles, dates and duration of trading plans, and the aggregate number of securities to be sold or purchased pursuant to the trading plans. Accordingly, you must timely provide such information regarding your Trading Plan to the Compliance Officer.

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

8. Penalties for Violation

8.1

 The penalties for violating the insider trading laws include imprisonment, disgorgement of profits gained, or losses avoided, and substantial civil and criminal fines. As of the effective date of this Policy, an insider trading violation carries a maximum prison sentence of 20 years. Criminal fines can reach up to $5.0 million for individuals and $25.0 million for entities, and civil sanctions may include an injunction, industry bar, disgorgement and penalties of up to three times the profit gained, or loss avoided. Individuals and entities considered to be “control persons” who knew or recklessly disregarded the fact that a “controlled person” was likely to engage in insider trading also may be civilly liable. As of the effective date of this Policy the civil liability of “control persons” can be the greater of (i) $1.0 million or (ii) three times the amount of the profit gained, or loss avoided. For this purpose, a “control person” is an entity or person who directly or indirectly controls another person, and could include the Company, its directors and officers. Under some circumstances, individuals who trade on material nonpublic information may also be subjected to private civil lawsuits.

8.2

Moreover, as the material nonpublic information of the Company is the Company’s property, trading on or tipping the Company’s confidential information could result in serious employment sanctions, up to and including termination of employment.

8.3

You should be aware that the SEC, FINRA and the New York Stock Exchange use sophisticated electronic surveillance techniques to investigate and detect insider trading, and the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Cases involving trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares have been successfully prosecuted.

8.4

Additionally, aside from potential penalties for violating insider trading laws, persons covered by Section 16 of the Exchange Act may also be liable to the Company for any “profit” realized as a result of any purchase followed by a sale, or sale followed by a purchase, of the Company’s stock within any period of less than six months (the “Short- Swing Profit Rule”). Subject to limited exceptions, any sale made by a Covered Person subject to Section 16 may be matched against any purchase made within the statutory period, and the transactions will be matched in such a way as to maximize the amount payable by the to the Company. A Covered Person subject to Section 16 should consider carefully whether they have made any other transactions during the preceding six months and, if so, whether such transactions would result in profits recoverable under the Short- Swing Profit Rule.

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

9. Company Assistance; Limitation on Liability

9.1

Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Compliance Officer. Directors, executed officers, employees and certain consultants and other persons associated with the Company shall be required to certify their understanding of, and intent to comply with, this Policy.

9.2

The Company shall provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Exchange Act. However, the ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.

9.3

None of the Company, the Chief Executive Officer, the Chief Financial Officer, the Compliance Officer, the Company’s other employees or any other person will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to Section 7 or a request for pre-clearance submitted pursuant to Sections 5 or 6 of this Policy. Notwithstanding any review of a Trading Plan pursuant to Section 7 or pre-clearance of a transaction pursuant to Sections 5 or 6 of this Policy, none of the Company, the Chief Executive Officer, the Chief Financial Officer, the Compliance Officer, the Company’s other employees or any other person assumes any liability for the legality or consequences of such Trading Plan or transaction to the person engaging in or adopting such Trading Plan or transaction.

HR-01-05-02 (a)

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The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.

Insider Trading & Blackout Policy
Document No: HR-01-05-02 (a)	Revision: English Language Version
Document Type: Policy	Owner: Corporate Secretary
Review Due Date: May 2025	Approvals - On File

VOLITIONRX

LIMITED

Receipt and Acknowledgment

I,                                           , hereby acknowledge that I have received and read, that I understand, and that I agree to comply with the amended and restated Insider Trading & Blackout Policy dated April 24, 2023 (the “Policy”) of VolitionRx Limited (the “Company”). I understand that violation of insider trading or disclosure laws or regulations may subject me to severe civil and/or criminal penalties, and that violation of the terms of the Policy may subject me to discipline by the Company up to and including termination for cause. I also understand and agree that the Company may give a stop-transfer and other instructions to the Company’s transfer agent against the transfer of Company securities by the undersigned in a transaction that the Company considers to be in contravention of the Policy.

Signature

Date

HR-01-05-02 (a)

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STOCK TRANSACTION REQUEST

Pursuant to the VolitionRx Limited Insider Trading & Blackout Policy (the “Insider Trading Policy”), I hereby notify VolitionRx Limited (the “Company”) of my intent to trade securities of the Company as indicated below:

REQUESTER INFORMATION Name:

INTENT TO PURCHASE

Number of shares

Intended trade date:

Means of purchasing shares

☐   Acquisition through employee benefit plan (please specify):

☐   Purchase through a broker on the open market

☐   Other (please specify):

INTENT TO SELL Number of shares Intended trade date: Means of selling shares ☐ Sale through employee benefit plan (please specify): ☐ Sale through a broker on the open market ☐ Other (please specify):

CERTIFICATION

I hereby certify that (i) I am not in possession of any material, nonpublic information concerning the Company, (ii) to the best of my knowledge, the proposed trade(s) listed above does not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 under the Securities Act of 1933, as amended, and (iii) I am not purchasing any securities of the Company on margin in contravention of the Company’s Insider Trading Policy. I understand that, if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company including termination.

Signature:	Date

AUTHORIZED APPROVAL

Signature of Compliance Officer (or designee)	Date

CONFIRMATION OF TRANSACTION

I hereby confirm that the transaction(s) requested above was (were) executed as follows:

Purchase of shares:

*Number of shares:                   Price per share:                          Date and approximate time of purchase

Sale of shares:

*Number of shares:                   Price per share:                          Date and approximate time of sale

Signature	Date

Signature	Date

                                              :

*NOTE: Multiple lots must be listed on separate forms or broken out herein

HR-01-05-02 (a)

Proprietary Information

The information contained in these documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent of Volition.